TRUEBLUE REPORTS FOURTH QUARTER AND FULL-YEAR 2020 RESULTS
Income from operations returns to growth in the fourth quarter

TACOMA, WASH. - Feb. 3, 2021 -- TrueBlue (NYSE:TBI) today announced its fourth quarter and full-year results for 2020.

Full-year revenue was $1.8 billion, a decrease of 22 percent compared to 2019. Net loss per diluted share was $4.01 compared to net income per diluted share of $1.61 in 2019. Adjusted net income1 per diluted share was $0.43 compared to adjusted net income per diluted share of $2.05 in 2019.

Fourth quarter revenue was $519 million, a decrease of 12 percent compared to revenue of $591 million in the fourth quarter of 2019. Net income per diluted share was $0.23 compared to net income per diluted share of $0.23 in the fourth quarter of 2019. Fourth quarter adjusted net income per diluted share was $0.33, a decrease of 15 percent compared to adjusted net income per diluted share of $0.39 in the fourth quarter of 2019.

“We saw steady improvement in our year-over-year revenue declines during the back half of the year, and we took the right actions to improve profitability, positioning the company for long-term growth as the economy continues to recover,” said Patrick Beharelle, CEO of TrueBlue. “In addition to improving revenue trends, we sustained our cost discipline during the fourth quarter to drive growth of 25 percent in income from operations. I am extremely proud of the entire TrueBlue team for coming together and staying true to our mission of connecting people and work.

“We continue to invest in our digital strategies,” Mr. Beharelle continued. “PeopleReady’s JobStack app has been a critical tool for us during the pandemic, allowing us to connect with associates and clients safely during these tough times. Heavy users of the app demonstrated disproportionately higher revenue growth. Looking ahead, our technology investments have us well-positioned to gain market share during the recovery and beyond.”

2021 Outlook

TrueBlue is providing certain forward-looking information to help investors form their own estimates, which can be found in the quarterly earnings presentation filed today.

Management will discuss fourth quarter and full-year 2020 results on a webcast at 2:30 p.m. PST (5:30 p.m. EST), today, Wednesday, Feb. 3, 2021. The webcast can be accessed on TrueBlue’s website: www.trueblue.com.

About TrueBlue

TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions that help clients achieve business growth and improve productivity. In 2020, TrueBlue connected approximately 490,000 people with work. Its PeopleReady segment offers on-demand, industrial staffing, PeopleManagement offers contingent, on-site industrial staffing and commercial driver services, and PeopleScout offers recruitment process outsourcing (RPO) and managed service provider (MSP) solutions to a wide variety of industries. Learn more at www.trueblue.com.

1 See the financial statements accompanying the release and the company’s website for more information on non-GAAP terms.

Forward-looking statements

This document contains forward-looking statements relating to our plans and expectations, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions, (2) the continued impact of COVID-19 and related economic impact and governmental response, (3) our ability to access sufficient capital to finance our operations, including our ability to comply with covenants contained in our revolving credit facility, (4) our ability to attract and retain clients, (5) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (6) our ability to maintain profit margins, (7) new laws, regulations, and government incentives that could affect our operations or financial results, (8) our ability to successfully execute on business strategies to further digitize our business model, and (9) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit. Other information regarding factors that could affect our results is included in our Securities Exchange Commission (SEC) filings, including the company’s most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC’s website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other references to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC.

In addition, we use several non-GAAP financial measures when presenting our financial results in this document. Please refer to the reconciliations between our GAAP and non-GAAP financial measures in the appendix to this document and on our website at www.trueblue.com under the Investor Relations section for additional information on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Contact:
Derrek Gafford, Executive Vice President and CFO
253-680-8214

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 weeks ended		52 weeks ended
(in thousands, except per share data)	Dec 27, 2020	Dec 29, 2019	Dec 27, 2020	Dec 29, 2019
Revenue from services	$518,634	$591,040	$1,846,360	$2,368,779
Cost of services	397,837	442,205	1,405,715	1,748,831
Gross profit	120,797	148,835	440,645	619,948
Selling, general and administrative expense	103,626	132,475	408,307	516,220
Depreciation and amortization	8,029	9,021	32,031	37,549
Goodwill and intangible asset impairment charge	—	—	175,189	—
Income (loss) from operations	9,142	7,339	(174,882)	66,179
Interest expense and other income, net	1,943	2,014	1,620	3,865
Income (loss) before tax expense (benefit)	11,085	9,353	(173,262)	70,044
Income tax expense (benefit)	3,059	638	(31,421)	6,971
Net income (loss)	$8,026	$8,715	$(141,841)	$63,073

Net income (loss) per common share:
Basic	$0.23	$0.23	$(4.01)	$1.63
Diluted	$0.23	$0.23	$(4.01)	$1.61

Weighted average shares outstanding:
Basic	34,529	37,843	35,365	38,778
Diluted	34,954	38,348	35,365	39,179

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	Dec 27, 2020	Dec 29, 2019
ASSETS
Cash and cash equivalents	$62,507	$37,608
Accounts receivable, net	278,343	342,303
Other current assets	38,035	41,822
Total current assets	378,885	421,733
Property and equipment, net	71,734	66,150
Restricted cash and investments	240,534	230,932
Goodwill and intangible assets, net	123,802	311,171
Other assets, net	165,622	106,169
Total assets	$980,577	$1,136,155

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$268,967	$230,806
Long-term debt	—	37,100
Other long-term liabilities	274,420	242,276
Total liabilities	543,387	510,182
Shareholders’ equity	437,190	625,973
Total liabilities and shareholders’ equity	$980,577	$1,136,155

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	52 weeks ended
(in thousands)	Dec 27, 2020	Dec 29, 2019
Cash flows from operating activities:
Net income (loss)	$(141,841)	$63,073
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	32,031	37,549
Goodwill and intangible asset impairment charge	175,189	—
Provision for doubtful accounts	6,300	7,661
Stock-based compensation	9,113	9,769
Deferred income taxes	(26,791)	1,263
Non-cash lease expense	15,195	14,823
Other operating activities	(686)	(1,589)
Changes in operating assets and liabilities, net of amounts divested:
Accounts receivable	57,146	5,450
Income tax receivable	(1,122)	(6,480)
Other assets	(2,124)	(12,575)
Accounts payable and other accrued expenses	(6,561)	6,921
Accrued wages and benefits	55,053	(9,494)
Workers’ compensation claims reserve	(125)	(10,828)
Operating lease liabilities	(14,562)	(15,178)
Other liabilities	(3,684)	3,166
Net cash provided by operating activities	152,531	93,531
Cash flows from investing activities:
Capital expenditures	(27,066)	(28,119)
Divestiture of business	—	215
Payments for company-owned life insurance	(12,031)	(12,210)
Purchases of restricted available-for-sale investments	(2,896)	(7,667)
Sales of restricted available-for-sale investments	12,311	20,859
Purchases of restricted held-to-maturity investments	(32,495)	(22,963)
Maturities of restricted held-to-maturity investments	27,561	28,254
Other	205	—
Net cash used in investing activities	(34,411)	(21,631)
Cash flows from financing activities:
Purchases and retirement of common stock	(52,346)	(38,826)
Net proceeds from employee stock purchase plans	922	1,329
Common stock repurchases for taxes upon vesting of restricted stock	(2,438)	(2,222)
Net change in revolving credit facility	(37,100)	(42,900)
Other	(1,540)	(296)
Net cash used in financing activities	(92,502)	(82,915)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	623	936
Net change in cash, cash equivalents, and restricted cash	26,241	(10,079)
Cash, cash equivalents and restricted cash, beginning of period	92,371	102,450
Cash, cash equivalents and restricted cash, end of period	$118,612	$92,371

TRUEBLUE, INC.
SEGMENT DATA
(Unaudited)

	13 weeks ended		52 weeks ended
(in thousands)	Dec 27, 2020	Dec 29, 2019	Dec 27, 2020	Dec 29, 2019
Revenue from services:
PeopleReady	$297,471	$364,801	$1,099,462	$1,474,062
PeopleManagement	179,306	171,344	586,822	642,233
PeopleScout	41,857	54,895	160,076	252,484
Total company	$518,634	$591,040	$1,846,360	$2,368,779

Segment profit (1):
PeopleReady	$16,198	$17,963	$43,200	$82,106
PeopleManagement	5,654	2,778	11,717	12,593
PeopleScout	4,450	5,407	4,525	37,831
Total segment profit	26,302	26,148	59,442	132,530
Corporate unallocated expense	(4,608)	(5,190)	(20,714)	(21,870)
Total company Adjusted EBITDA (2)	21,694	20,958	38,728	110,660
Work Opportunity Tax Credit processing fees (3)	(186)	(240)	(495)	(960)
Acquisition/integration costs	—	50	—	(1,562)
Goodwill and intangible asset impairment charge	—	—	(175,189)	—
Gain on deferred compensation assets (4)	(1,725)	(495)	(1,725)	(495)
Workforce reduction costs (5)	19	(2,829)	(12,570)	(3,301)
COVID-19 government subsidies (6)	(964)	—	6,211	—
Other adjustments, net (7)	(1,667)	(1,084)	2,189	(614)
EBITDA (2)	17,171	16,360	(142,851)	103,728
Depreciation and amortization	(8,029)	(9,021)	(32,031)	(37,549)
Interest expense and other income, net	1,943	2,014	1,620	3,865
Income (loss) before tax expense (benefit)	11,085	9,353	(173,262)	70,044
Income tax expense (benefit)	(3,059)	(638)	31,421	(6,971)
Net income (loss)	$8,026	$8,715	$(141,841)	$63,073
(1)We evaluate performance based on segment revenue and segment profit. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit excludes depreciation and amortization expense, unallocated corporate general and administrative expense, interest expense, other income, income taxes, and other adjustments not considered to be ongoing.
(2)See the Non-GAAP Financial Measures table on the next page for definitions of EBITDA and Adjusted EBITDA.

(3)These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates.

(4)Gain realized on sale of deferred compensation mutual funds to purchase corporate owned life insurance policies.

(1)Workforce reduction costs for the 13 and 52 weeks ended December 27, 2020 were primarily due to employee reductions as part of our cost management actions in response to COVID-19. For the 13 and 52 weeks ended December 29, 2019, the workforce reductions costs were primarily associated with employee reductions in the PeopleReady business.

(2)Net impact of COVID-19 related government subsidies. For the 13 and 52 weeks ended December 27, 2020, we received government subsidies of $2.7 million and $9.9 million, respectively. We elected to distribute a portion of the total benefit for the year to our employees in the form of a $3.7 million bonus, resulting in a net cost of $1.0 million for Q4 and a net benefit of $6.2 million for the fiscal year.

(3)Other adjustments for the 13 and 52 weeks ended December 27, 2020 primarily include lease expense of $0.7 million incurred during the build-out phase of our Chicago office, amortization of software as a service assets of $0.6 million and $2.3 million, respectively, which is reported in selling, general and administrative expense, and implementation costs for cloud-based systems of $0.1 million and $0.9 million, respectively. For the 52 weeks ended December 27, 2020, these expenses were offset by a $6.3 million benefit from a reduction in expected costs to comply with the Affordable Care Act. Other adjustments for the 13 and 52 weeks ended December 29, 2019 primarily include implementation costs for cloud-based systems of $0.6 million and $3.2 million, respectively, and amortization of software as a service assets of $0.5 million and $1.6 million, respectively. For the 52 weeks ended December 29, 2019, these expenses were slightly offset by $3.9 million of workers’ compensation benefit related to additional insurance coverage associated with former workers’ compensation carriers that are in liquidation.

TRUEBLUE, INC.
NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS

In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Non-GAAP Measure	Definition	Purpose of Adjusted Measures
EBITDA and Adjusted EBITDA
EBITDA excludes from net income (loss):
- interest expense and other income, net,
- income taxes, and
- depreciation and amortization.

Adjusted EBITDA, further excludes:
- Work Opportunity Tax Credit third-party processing fees,
- acquisition/integration costs,
- goodwill and intangible asset impairment charge,
- gain on deferred compensation assets,
- workforce reductions costs,
- COVID-19 government subsidies, and
- other adjustments, net.

- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies.

- Provides a measure, among others, used in the determination of incentive compensation for management.

Adjusted net income (loss) and Adjusted net income (loss) per diluted share
Net income (loss) and net income (loss) per diluted share, excluding:
- amortization of intangibles of acquired businesses,
- acquisition/integration costs,
- workforce reduction costs,
- COVID-19 government subsidies
- other adjustments, net,
- tax effect of each adjustment to U.S. GAAP net income (loss), and
- adjustment of income taxes to our normalized long-term expected tax rate for periods prior to Q2 2020.

- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies.

1.RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME PER DILUTED SHARE
(Unaudited)

	Q4 2020	Q4 2019	2020	2019
	13 weeks ended		52 weeks ended
(in thousands, except for per share data)	Dec 27, 2020	Dec 29, 2019	Dec 27, 2020	Dec 29, 2019
Net income (loss)	$8,026	$8,715	$(141,841)	$63,073
Amortization of intangible assets of acquired businesses	2,028	4,003	10,144	17,899
Acquisition/integration costs	—	(50)	—	1,562
Goodwill and intangible asset impairment charge	—	—	175,189	—
Workforce reduction costs (1)	(19)	2,829	12,570	3,301
COVID-19 government subsidies, net (2)	964	—	(6,211)	—
Other adjustments, net (3)	1,667	1,084	(2,189)	614
Tax effect of adjustments to net income (loss) (4)	(1,280)	(1,102)	(28,729)	(3,273)
Adjustment of income taxes to normalized effective rate (5)	—	(671)	(3,719)	(2,835)
Adjusted net income	$11,386	$14,808	$15,214	$80,341

Adjusted net income per diluted share	$0.33	$0.39	$0.43	$2.05

Diluted weighted average shares outstanding	34,954	38,348	35,658	39,179

2.RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Q4 2020	Q4 2019	2020	2019
	13 weeks ended		52 weeks ended
(in thousands)	Dec 27, 2020	Dec 29, 2019	Dec 27, 2020	Dec 29, 2019
Net income (loss)	$8,026	$8,715	$(141,841)	$63,073
Income tax expense (benefit)	3,059	638	(31,421)	6,971
Interest expense and other (income), net	(1,943)	(2,014)	(1,620)	(3,865)
Depreciation and amortization	8,029	9,021	32,031	37,549
EBITDA	17,171	16,360	(142,851)	103,728
Work Opportunity Tax Credit processing fees (6)	186	240	495	960
Acquisition/integration costs	—	(50)	—	1,562
Goodwill and intangible asset impairment charge	—	—	175,189	—
Gain on deferred compensation assets (7)	1,725	495	1,725	495
Workforce reduction costs (1)	(19)	2,829	12,570	3,301
COVID-19 government subsidies, net (2)	964	—	(6,211)	—
Other adjustments, net (3)	1,667	1,084	(2,189)	614
Adjusted EBITDA	$21,694	$20,958	$38,728	$110,660

(1)Workforce reduction costs for the 13 and 52 weeks ended December 27, 2020 were primarily due to employee reductions as part of our cost management actions in response to COVID-19. For the 13 and 52 weeks ended December 29, 2019, the workforce reductions costs were primarily associated with employee reductions in the PeopleReady business.

(2)Net impact of COVID-19 related government subsidies. For the 13 and 52 weeks ended December 27, 2020, we received government subsidies of $2.7 million and $9.9 million, respectively. We elected to distribute a portion of the total benefit for the year to our employees in the form of a $3.7 million bonus, resulting in a net cost of $1.0 million for Q4 and a net benefit of $6.2 million for the fiscal year.

(3)Other adjustments for the 13 and 52 weeks ended December 27, 2020 primarily include lease expense of $0.7 million incurred during the build-out phase of our Chicago office, amortization of software as a service assets of $0.6 million and $2.3 million, respectively, which is reported in selling, general and administrative expense, and implementation costs for cloud-based systems of $0.1 million and $0.9 million, respectively. For the 52 weeks ended December 27, 2020, these expenses were offset by a $6.3 million benefit from a reduction in expected costs to comply with the Affordable Care Act. Other adjustments for the 13 and 52 weeks ended December 29, 2019 primarily include implementation costs for cloud-based systems of $0.6 million and $3.2 million, respectively, and amortization of software as a service assets of $0.5 million and $1.6 million, respectively. For the 52 weeks ended December 29, 2019, these expenses were slightly offset by $3.9 million of workers’ compensation benefit related to additional insurance coverage associated with former workers’ compensation carriers that are in liquidation.

(4)Total tax effect of each of the adjustments to U.S. GAAP net income (loss) using the effective rate for the respective periods in 2020 and the expected long-term ongoing rate of 14 percent for Q4 and fiscal year 2019.

(5)Adjustment of the effective income tax rate to the expected long-term ongoing rate of 14 percent for Q4 and fiscal year 2019. Beginning in Q2 2020, we decided not to adjust our GAAP tax rate in our adjusted net income (loss) calculation until our profitability rises to a more substantial level. Thus the adjustment for fiscal year 2020 relates to the Q1 2020 adjustment of the effective income tax rate to the long-term ongoing rate of 12 percent expected at that time.

(6)These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates.

(7)Gain realized on sale of deferred compensation mutual funds to purchase corporate owned life insurance policies.